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FOR IMMEDIATE RELEASE                       CONTACT:  Dave Franson
---------------------                                 Mooney Public Relations
September 26, 2006                                    Cell 316.641.6766
                                                      dfranson1@cox.net




                       MOONEY AEROSPACE GROUP, LTD. NAMES
                     DENNIS FERGUSON CHIEF EXECUTIVE OFFICER

Kerrville, Texas-- The Board of Directors of the Mooney Aerospace Group, Ltd. (OTC BB: MNYG.ob) today announced the appointment of Dennis E. Ferguson as CEO of Mooney Airplane Company. His selection follows the resignation of Gretchen L. Jahn on Tuesday, September 26th, 2006.

"We are very pleased that Dennis Ferguson is joining the Mooney team," said Steven E. Karol, Chairman of the Mooney Aerospace Group Board of Directors. "Dennis brings a strong background in the aviation industry and experience in transitioning a small, entrepreneurial company into a significant force in the marketplace. Mooney is ready to take the next step in its revitalization, having improved its market share, operational efficiencies and brand recognition over the past three years," he added. With the announcement of the turbo-normalized Acclaim, in April, Mooney also regained its position as the manufacturer of the fastest single-engine piston aircraft.

Mr. Ferguson has extensive experience within the aviation industry prior to coming to Mooney. He spent nearly a decade as President of Airshow, Inc., an avionics manufacturing company that provides integrated information systems and services for business jets and commercial airlines. Prior to that, he was a Vice President at Dynatech/Acterna Corporation, where he was responsible for developing the company's aviation markets and growing the aviation business unit's value.

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Mr. Ferguson introduced lean manufacturing in two plant locations, significantly streamlining processes, reducing manufacturing costs and increasing product quality.

Mr. Ferguson is a former member of the United States Air Force. He is a graduate of the United States Air Force Academy, Colorado Springs, Colorado with a Bachelor of Science (B.S.) in Engineering Science. He also received a Masters of Science (M.S.) degree in Systems Management from the University of Southern California, Los Angeles, California.


About Mooney Airplane Company

Mooney Airplane Company, located in Kerrville, Texas, is a wholly-owned subsidiary of Mooney Aerospace Group, Ltd., a general aviation holding company that is publicly traded under symbol (OTC BB: MNYG.ob). Mooney Airplane Company currently sells three models of the M20, the high performance, four-place single-engine piston-powered aircraft. Since its inception in 1946, the company has manufactured and delivered more than 11,000 aircraft worldwide. Today, 7,000 customers in the United States and 1,000 more overseas fly these proven, high-performance airplanes. For more information, visit www.mooney.com.


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when used in the preceding discussion, the words "plan," "confident that,"
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statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.